EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Seacoast Bancorp, Inc. (the Company) of our report dated March 29, 2024, relating to the consolidated financial statements of First Seacost Bancorp, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of First Seacoast Bancorp, Inc. for the year ended December 31, 2023 (File No. 001-41597).

/s/ Baker Newman & Noyes LLC
Portsmouth, New Hampshire
June 6, 2024